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Exhibit 11. 1 - Computation of Per Share Earnings


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                                                                  For the Year Ended June 30,
                                                       -------------------------------------------------


                                                          1999                1998                1997
                                                       ----------         ----------          ----------
Basic earnings per common share
   Net income for calculating basic earnings
   per common share ........................           $6,279,000         $7,236,000          $7,542,000
                                                       ==========         ==========          ==========

   Average common shares outstanding .......            5,502,000          4,654,000           4,187,000
                                                       ----------         ----------          ----------

   Basic earnings per common share .........           $     1.14         $     1.55          $     1.80
                                                       ==========         ==========          ==========

Diluted earnings per common share
   Net income for calculating basic earnings
   per common share ........................           $6,279,000         $7,236,000          $7,542,000
                                                       ==========         ==========          ==========

   Average common shares outstanding .......            5,502,000          4,654,000           4,187,000

   Add exercise of options and warrants ....                   --            142,000                  --
                                                       ----------         ----------          ----------

   Diluted common shares outstanding .......            5,502,000          4,796,000           4,187,000
                                                       ==========         ==========          ==========

   Diluted earnings per common share ......            $     1.14              1.51          $     1.80
                                                       ==========         ==========          ==========
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